Exhibit (a)(1)(iii)

NOTICE OF GUARANTEED DELIVERY
(Not to Be Used for Signature Guarantee)

To Tender Shares of Common Stock
of
Sauer-Danfoss Inc.
Pursuant to the Offer to Purchase
dated March 10, 2010
by
Danfoss Acquisition, Inc.
a wholly owned subsidiary of
Danfoss A/S

THE OFFER AND WITHDRAWAL RIGHTS EXPIRE AT 5:00 P.M., NEW YORK CITY TIME, ON WEDNESDAY, APRIL 7, 2010, UNLESS THE OFFER IS EXTENDED.

This form, or a substantially equivalent form, must be used to accept the Offer (as defined below) if the certificates for shares of common stock, par value $0.01 per share, of Sauer-Danfoss Inc. and any other documents required by the Letter of Transmittal cannot be delivered to the Depositary, and the procedures for book-entry transfer cannot be completed, on or prior to 5:00 p.m., New York City time, on Wednesday, April 7, 2010 (or if the Offer is extended to a later date, such later date). Such form may be delivered by hand, facsimile transmission or mail to the Depositary. See “The Offer — Section 3 — Procedure for Tendering Shares” of the Offer to Purchase.

The Depositary for the Offer is:

If delivering by mail: American Stock Transfer & Trust Company Operations Center Attn: Reorganization Department P.O. Box 2042 New York, New York 10272-2042	If delivering by hand or courier: American Stock Transfer & Trust Company Operations Center Attn: Reorganization Department 6201 15th Avenue Brooklyn, New York 11219
By Facsimile: (For Eligible Institutions Only) (718) 234-5001 Confirm Facsimile Transmission: (718) 921-8317

DELIVERY OF THIS NOTICE OF GUARANTEED DELIVERY TO AN ADDRESS OR FACSIMILE OTHER THAN AS SET FORTH ABOVE WILL NOT CONSTITUTE A VALID DELIVERY.

For this Notice of Guaranteed Delivery to be validly delivered, it must be received by the Depositary at one of the above addresses before the expiration of the Offer.  Deliveries to Danfoss Acquisition, Inc., Danfoss A/S., The Altman Group, Inc. (the “Information Agent”) or the book-entry transfer facility (as defined in “The Offer — Section 3 — Procedure for Tendering Shares” of the Offer to Purchase) will not be forwarded to the Depositary and will not constitute a valid delivery.

This Notice of Guaranteed Delivery is not to be used to guarantee signatures.  If a signature on a Letter of Transmittal is required to be guaranteed by an Eligible Institution (as defined in “The Offer — Section 3 — Procedure for Tendering Shares” of the Offer to Purchase) under the instructions in the Letter of Transmittal, such signature guarantee must appear in the applicable space provided in the signature box on the Letter of Transmittal.  Do not send share certificates with this notice.  Share certificates should be sent with your Letter of Transmittal.

Ladies and Gentlemen:

The undersigned hereby tenders to Danfoss Acquisition, Inc., a Delaware corporation and a wholly owned subsidiary of Danfoss A/S, a corporation organized under the laws of Denmark, upon the terms and subject to the conditions set forth in the Offer to Purchase dated March 10, 2010, and the related Letter of Transmittal (which, together with any amendments or supplements thereto, collectively constitute the “Offer”), receipt of which is hereby acknowledged, _________ shares of Common Stock, par value $0.01 per share (the “Shares”), of Sauer-Danfoss Inc., a Delaware corporation, pursuant to the guaranteed delivery procedure set forth under “The Offer — Section 3 — Procedure for Tendering Shares” of the Offer to Purchase.

Certificate Numbers (if available)	SIGN HERE

Signature(s)

(Name(s)) (Please Print)

(Title(s)) (If Signing in a Fiduciary or Representative Capacity)

(Addresses)
If delivery will be by book-entry transfer:

Name of Tendering Institution	(Zip Code)

Account Number	(Area Code and Telephone Number)

Dated: ______________________________, 2010

THE GUARANTEE SET FORTH BELOW MUST BE COMPLETED.

GUARANTEE

(Not to be used for signature guarantee)

The undersigned, a firm which is a bank, broker, dealer, credit union, savings association or other entity that is a member in good standing of a recognized Medallion Program approved by The Securities Transfer Association Inc., including the Securities Transfer Agents Medallion Program (STAMP), the Stock Exchange Medallion Program (SEMP) and the New York Stock Exchange Inc. Medallion Signature Program (MSP) or any other “eligible guarantor institution” (as such term is defined in Rule 17Ad-15 under the Securities Exchange Act of 1934, as amended), guarantees (i) that the above named person(s) “own(s)” the Shares tendered hereby within the meaning of Rule 14e-4 under the Securities Exchange Act of 1934, (ii) that such tender of Shares complies with Rule 14e-4 and (iii) to deliver to the Depositary the Shares tendered hereby, together with a properly completed and duly executed Letter(s) of Transmittal (or facsimile(s) thereof) and certificates for the Shares to be tendered or an Agent’s Message (as defined in the Offer to Purchase) in the case of a book-entry delivery, and any other required documents, all within three New York Stock Exchange trading days of the date hereof.

(Name of Firm)

(Address)

 (Zip Code)

 (Authorized Signature)

 (Name and Title)

(Area Code and Telephone Number)

Dated: ______________________________, 2010

DO NOT SEND CERTIFICATES FOR SHARES WITH THIS NOTICE.
CERTIFICATES FOR SHARES SHOULD BE SENT WITH YOUR LETTER OF TRANSMITTAL.